Rosetta Resources Inc. to Conduct Company Overview and Tour of Rio Vista Field - Rio Vista, California

HOUSTON, TX -- 08/25/2006 -- Rosetta Resources Inc. (NASDAQ: ROSE) today announced that it will give a field overview and tour at its office located in Rio Vista, California on Wednesday, October 4, 2006. The event schedule is as follows:

8:30 a.m. - 9:30 a.m.           Overview
9:30 a.m. - 11:30 a.m.          Tour of Rio Vista Field
11:30 a.m. - 1:30 p.m.          On site luncheon
1:30 p.m. - 2:30 p.m.           Overview
2:30 p.m. - 4:30 p.m.           Tour of Rio Vista Field
(*Pacific Daylight Time)
To sign up for the event, please contact Teri Greer at (713) 335-4008, or greert@rosettaresources.com by Friday, September 29, 2006.

Rosetta Resources Inc. is an independent oil and gas company engaged in acquisition, exploration, development and production of oil and gas properties in North America. Our operations are concentrated in the Sacramento Basin of California, South Texas, the Gulf of Mexico and the Rocky Mountains. Rosetta is a Delaware corporation based in Houston, Texas.

For more information, visit www.rosettaresources.com.

Forward-Looking Statements: All statements, other than statements of historical fact, included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Rosetta assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Contact:
Teri Greer
Public Relations
Direct: (713) 335-4008
Email: greert@rosettaresources.com